UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

HealthSouth Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 14, 2006, HealthSouth Corporation (the “Company” or “HealthSouth”) announced that it would begin exploring a range of strategic alternatives to enhance stockholder value and to reposition its primary focus on the post-acute care sector. Since the Company’s announcement of the foregoing, the following events have occurred:

1.

As previously reported, on March 25, 2007, the Company entered into an agreement to sell its surgery centers division to ASC Acquisition LLC (the “Buyer”), a Delaware limited liability company and newly formed affiliate of TPG Partners V, L.P. (“TPG”), a private investment partnership. The purchase price consists of cash consideration of $920 million, subject to certain adjustments, and an equity interest whereby the Company will have an option to acquire 5% of the Buyer’s primary shares acquired by TPG at closing at an exercise price that will escalate at 15% annually, which option is estimated to be worth $25 - $30 million assuming a five-year horizon. This transaction is expected to be completed in the third quarter of 2007 and is subject to customary closing conditions, including regulatory approval. Any facility of this division that is not part of the transaction will be closed and reported in discontinued operations.

2.

As previously reported, on January 27, 2007, the Company entered into an agreement with Select Medical Corporation, a privately owned operator of specialty hospitals and outpatient rehabilitation facilities, to sell its outpatient rehabilitation division for approximately $245 million in cash. This transaction is expected to close in the second quarter of 2007. Any facility of this division that is not part of the transaction will be closed and reported in discontinued operations.

3.

The Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to divest the Company’s diagnostic division. The Company has engaged Deutsche Bank Securities, Inc. to act as financial advisor to the Company in connection with the divestiture of its diagnostic division, and, in conjunction with the Company’s management, has solicited interest from third parties regarding their desire to acquire the Company’s diagnostic division. As a result of these actions, this division now meets the criteria of Financial Accounting Standards Board (“FASB”) Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to be classified as held for sale.

As a result of the foregoing, HealthSouth’s surgery centers, outpatient, and diagnostic divisions will be reported in discontinued operations for the quarterly period ending March 31, 2007 in accordance with FASB Statement No. 144.

The Company expects to file today with the United States Securities and Exchange Commission (the “SEC”) a number of registration statements under the Securities Act of 1933, as amended, to register on behalf of the Company or certain selling securityholders named in the registration statements, the sale and issuance, as the case may be, of certain securities of the Company. In connection therewith, and in accordance with Article 11 of Regulation S-X promulgated by the SEC, the unaudited pro forma financial information and the accompanying notes thereto presented in this Current Report on Form 8-K have been prepared to illustrate the effects of the aforementioned events on the historical financial position and results of operations of the Company. Management believes it is probable that the sale transactions described above will close in accordance with the above-described time frames, and, therefore, is disclosing the pro forma financial information included herein.

The foregoing description of the agreement between the Company and the Buyer relating to the Company’s sale of its surgery centers division is condensed and does not purport to represent the underlying agreement in its entirety. The foregoing description of the agreement between the Company and Select Medical Corporation relating to the Company’s sale of its outpatient division is qualified in its entirety by reference to the underlying agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 27, 2007 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations, and involve certain risks and uncertainties. These forward-looking statements include, but are not limited to, those factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (“Annual Report”) and other filings with the SEC, including the possibility that the Company’s sale of the surgery centers division and/or outpatient division will not close and the risk of a significant adjustment to the purchase price with respect thereto. The Company’s actual future results may not meet the Company’s expectations. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Pursuant to Article 11 of Regulation S-X, the Company is furnishing the following unaudited pro forma condensed consolidated financial information, which is incorporated herein by reference:

(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006

(2)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2006, 2005, and 2004

(d) Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/S/ JOHN P. WHITTINGTON
Name: John P. Whittington
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated:	March 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
99	Unaudited pro forma condensed consolidated financial information of HealthSouth Corporation.